EXHIBIT 15.1
August 8, 2005
The Board of Trustees of ProLogis
Aurora, Colorado

Re:	Registration Statements Nos. 33-92490, 333-38515, 333-74917, 333-79813, 333-86081, 333-43546, 333-43544, 333-36578, 333-04961, 333-60374, 333-63992, 333-95737, 333-75722, 333-88150, 333-102166, 333-105717 and 333-124368 on Form S-3; Registration Statements Nos. 333-31421, 333-26597, 333-69001, 333-46700, 333-46698, 333-70274 and 333-97895 on Form S-8 and Registration Statement No. 333-126560 on Form S-4.
With respect to the subject registration statements, we acknowledge our awareness of the use therein of our report dated August 5, 2005 related to our review of interim financial information.
Pursuant to Rule 436 under the Securities Act of 1933 (the “Act”), such report is not considered part of a registration statement prepared or certified by an accountant, or a report prepared or certified by an accountant within the meaning of Sections 7 and 11 of the Act.

KPMG LLP
Los Angeles, California

59